                                                                      Exhibit 23


                                   EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 33-54057 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-02315 on Form S-8, Registration Statement No. 333-28007 on Form S-8, Registration Statement No. 333-34621 on Form S-8, Registration Statement No. 333-34623 on Form S-8 and Registration Statement No. 333-55995 on Form S-3 of our reports dated February 23, 1999, appearing in and incorporated by reference in, the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


New York, New York

March 24, 1999